United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(627,510)
Unrealized Gain (Loss) on Market Value of Futures	632,986
Dividend Income	80
Interest Income	82
Total Income (Loss)	$5,638

Expenses
General Partner Management Fees	$3,350
SEC & FINRA Registration Expense	620
Brokerage Commissions	349
NYMEX License Fee	84
Non-interested Directors' Fees and Expenses	64
Prepaid Insurance Expense	46
Other Expenses	8,494
Total Expenses	13,007
Expense Waiver	(7,659)
Net Expenses	$5,348
Net Income (Loss)	$290

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/13	$6,626,611
Net Income (Loss)	290

Net Asset Value End of Month	$6,626,901
Net Asset Value Per Unit (200,000 Units)	$33.13

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2013 is accurate and complete.

/s/ Howard Mah______________________________________

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612